PART II

OFFERING CIRCULAR

ECO-WASTE POWER, INC.
625 W Southern Ave,
Suite E
Mesa, AZ 85210

Best Efforts Offering of up to 16,000 Convertible Notes at $1,000 Per Note

This prospectus relates to the offering and sale of up to sixteen thousand (16,000) Convertible Notes and its underlying common stock, for an aggregate, maximum gross dollar offering of Sixteen Million and 00/100 ($16,000,000) Dollars (the "Offering") The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. This offering circular is to qualify the common shares underlying the Convertible Notes up to 4,960,000 shares of common stock and Each Convertible Note will be offered at its principal amount, One Thousand and 00/100 ($1,000/00) Dollars. There is a minimum purchase amount of five (5) Convertible Notes, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 8. This offering circular relates to the offer and sale or other disposition of up to sixteen thousand (16,000) Convertible Notes, at a fixed price of $1,000 per note. See "Securities Being Offered" beginning on 41.

This is our offering, and no public market currently exists for our notes. The Offering price may not reflect the market price of our notes after the Offering. The Company does not intend to seek a public listing for the Convertible Notes.  Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of notes will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

Please note that the Company is a "shell" company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE CONVERTIBLE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Underwriting

Number of

Price to

discount and

Proceeds to

Proceeds to

Notes

Public (3)

commissions (1)

issuer (2)

other persons

Per note

1

$
1,000

$
0.00

$
1,000

$
0.00

Total Minimum

5

$
5,000

$
0.00

$
5,000

$
0.00

Total Maximum

16,000

$
16,000,000

$
0.00

$
16,000,000

$
0.00

(1)
We do not intend to use commissioned sales agents or underwriters.

(2)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finder's fees, selling and other costs incurred in the offering of the notes.

(3)
The Notes are offered in denominations of $1,000 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is August 25, 2016

TABLE OF CONTENTS

Summary of Information in Offering Circular04
Risk Factors08
Dilution017
Plan of Distribution018
Use of Proceeds to Issuer019
Description of Business021
Description of Property032
Management's Discussion and Analysis of Financial Condition and Results of Operations033
Directors, Executive Officers and Significant Employees035
Compensation of Directors and Executive Officers038
Security Ownership of Management and Certain Security Holders039
Interest of Management and Others in Certain Transactions040
Securities Being Offered041
Financial Statements043
Index to Exhibits058
Signatures059
THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. 1. SUMMARY OF INFORMATION IN OFFERING CIRCULAR As used in this prospectus, references to the "Company," "we," "our", "us" or "Company Name" refer to Eco-Waste Power, Inc. unless the context otherwise indicated. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision. The Company Organization: We were incorporated under the laws of the State of Arizona on June 29, 2015. Our principal office is located at 625 W Southern Ave., Suite E, Mesa, AZ 85210. Capitalization: Our articles of incorporation provide for the issuance of up to 75,000,000 shares of common stock, par value $0.015 As of the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities. Management: Our Chief Executive Officer and Director and Secretary is Chaise Vidal. Our Chief Technology Officer is Carlos Vidal. All of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 10- 20 hours per week to the affairs of the Company. Controlling Shareholders: Our Officers and Directors constitute our only stockholders, Chaise Vidal owns 7,650,000 shares, and Carlos Vidal owns 7,350,000, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering. Shell Company Status: We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. "Form 10 information" is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company. Independence: We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person. Our Business Description of Operations: Eco-Waste Power, Inc. ("the Company") was incorporated in the State of Arizona on June 29, 2015. The Company will develop and operate commercial scale Zero-Waste to energy (Z-Wte) facilities to provide waste and energy services as an independent power producer. The Company is focused on building its first plant to be located in Phoenix, Arizona, which will redirect 1,000 tons per day of municipal solid waste (MSW) from landfill operations for use in a patented conversion process for the production of energy related commodities (hydrogen, electricity, syngas) for sale. The facility will be the first commercial independent power producer offering flexible renewable energy without incenerating MSW, providing communities and businesses with an alternative to traditional landfill disposal in support zero-waste goals and strategies in the United States. Our revenues will be generated from waste disposal, energy generation and sale of alternative commodities and byproducts. As soon as we receive funding, we will focus on construction and aim to have an operational plant by 2018. Historical Operations: Since inception, the Company has limited to no operations consisting primarily of waste to energy services or production renewable energy. Current Operations: The Company is currently focused on capital raising and putting the proper team together to begin following through with tangible plans and strategies in order to become fully operational as soon as possible. Growth Strategy: The Company will seek to begin its commercialization plan upon completion of this offering. Initial development of waste, energy and alternative fuel services will be localized upon completion of the Arizona facilities. Services will be expanded into states with Renewable Portfolio Standards and Green House Gas requirements that recognize gasification as a renewable energy alternative. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans. The Offering Class of Securities Offered: Convertible Promissory Notes, face value $1,000 No. of Note/common shares being Sold in the Offering: Up to 16,000 notes for a maximum offering amount of $16,000,000 (equal to 4,960,000 million common shares at conversion at maturity) this is pursuant to Regulation A to qualify the common shares underlying the Convertible Notes up to 4,960,000 shares of common stock. Offering Price: The Company intends to offer the Notes at a price of $1,000 per Note. There is a minimum purchase amount of five (5) Notes for an aggregate purchase of $5,000. Interest: The Notes will bear interest at a rate of eight (8%) percent per annum. Interest is cumulative and paid in equity or cash at expiration or at conversion. Maturity: The Notes will mature thirty-six (36) months from the date of issuance. The Company may elect to retire all or part of the then-outstanding Notes at any time. There exists no pre-payment penalty. Conversion into Common Stock: At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common stock. The strike price at which the Notes may convert into shares of the Company's common stock is $4. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing. No. of Shares Outstanding: As of the date of this Prospectus, there are 15,000,000 shares of the Company's common stock issued and outstanding. All of our issued and outstanding shares are owned by our three officers and directors. No. of Shares after the Offering: Irrespective of the relative success of the offering, there will remain 15,000,000 shares of the Company's common stock issued and outstanding following the completion of the offering contemplated herein. Termination of the Offering: The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Notes being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. Offering Cost: We estimate our total offering registration costs to be $30,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company. Market for the Notes: The Notes being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter. Market for our Common Stock: Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved. Common Stock Control: Our officers and directors currently own all the issued and outstanding common stock of the company, and will continue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome. Best Efforts Offering: We are offering our note and its underlying common stock at conversion on a "best efforts" basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering. 2. RISK FACTORS Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Eco's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest. Risks Related to the Company Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance. As of July 20, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price. The company has realized significant operating losses to date and expects to incur losses in the future The company has operated at a loss since inception, and these losses are likely to continue. Eco's net loss for the from inception to the period ending June 30, 2016 was $187,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations. The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan. Because we have a limited history of operations we may not be able to successfully implement our business plan. We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company. We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders. We were incorporated on June 29, 2015, and have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including: - the success of our multiple revenue streams; - our ability to conclude purchase agreements on favorable terms; - our ability to contain restoration, maintenance, marketing and other operating costs; - our ability to absorb costs that are beyond our control, such as any applicable taxes, insurance premiums, litigation costs and compliance costs; - economic conditions in our markets, as well as the condition of the financial and renewable energy markets and the economy generally. We are dependent on the sale of our securities to fund our operations. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are agreed upon in the event we do not generate sufficient funds from operations. The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business. Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment. Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors. Our Certificate of Incorporation generally limits our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Arizona General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable. The Company may not be able to attain profitability without additional funding, which may be unavailable. The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations. Changes in our effective tax rate and tax positions may vary. We are subject to income taxes in the United States and a change in tax laws or regulations, or their interpretation could result in a higher tax rate on our earnings, which could have a material impact on our earnings and cash flows from operations. A significant increase in our tax rate could have a material adverse effect on our profitability and liquidity. We rely on intellectual property law and confidentiality agreements to protect our intellectual property. We also rely on intellectual property we license from third parties. Our failure to protect our intellectual property rights, or our inability to obtain or renew licenses to use intellectual property of third parties, could adversely affect our business. Our success depends, in part, on our ability to protect our proprietary information and other intellectual property. Our intellectual property could be stolen, challenged, invalidated, circumvented or rendered unenforceable. In addition, effective intellectual property protection may be limited or unavailable in some foreign countries. Our failure to protect our intellectual property rights may result in the loss of valuable technologies or adversely affect our competitive business position. We rely significantly on proprietary technology, information, processes and know-how that are not subject to patent or copyright protection. Our operations are subject to various environmental laws and legislation that may become more stringent in the future. Our operations and properties are subject to a wide variety of increasingly complex and stringent federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the handling and disposal of solid and hazardous wastes, the remediation of soil and groundwater contaminated by hazardous substances and the health and safety of employees. We may not be able to compete successfully against current and future competitors. Some of our competitors or potential competitors have greater financial or other resources than we have and in some cases are government supported. Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than those of our products and services. Furthermore, we operate in industries where capital investment is critical. We may not be able to obtain as much purchasing and borrowing leverage and access to capital for investment as public companies, which may impair our ability to compete against competitors or potential competitors. We have no history operating and may incur greater costs in making the changes necessary to operate company. We have historically limited infrastructure to support our business functions, including the following functions: - accounting and financial reporting; - information technology and communications; - legal; - human resources and employee benefits; and - treasury and corporate finance. It is the Company's intention to adopt such policies and procedures in the immediate future; however, we cannot assure you that our intended activities or plan of operation will be successful any failure to implement our business plan may have a material adverse effect on the business of the Company. Our operations are subject to environmental, health and safety laws and regulations, as well as contractual obligations that may result in significant liabilities. We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. The kinds of permits, licenses and certificates required in our operations depend upon a number of factors. If we fail to comply with these regulations, our cash flow and profitability could be adversely affected, and we could be subject to civil or criminal liability, damages and fines. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under our indebtedness. The level of our consolidated indebtedness could have significant consequences on our future operations, including: - making it difficult for us to meet our payment and other obligations under our outstanding indebtedness; - limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions and other general corporate purposes; - subjecting us to the risk of increased sensitivity to interest rate increases on indebtedness under our credit facilities; - limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate and the general economy; and - placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged. Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under our consolidated debt, and the price of our common stock. Development and construction of new projects and expansions may not commence as anticipated, or at all. Development and construction involves many risks including: difficulties in identifying, obtaining and permitting suitable sites for new projects; - the inaccuracy of our assumptions with respect to the cost of and schedule for completing construction; - difficulty, delays or inability to obtain financing for a project on acceptable terms; - delays in deliveries of, or increases in the prices of, equipment sourced from other countries; - the unavailability of sufficient quantities of waste or other fuels for startup; - permitting and other regulatory issues, license revocation and changes in legal requirements; - labor disputes and work stoppages; - unforeseen engineering and environmental problems; - interruption of existing operations; - unanticipated cost overruns or delays; and - weather interferences and catastrophic events including fires, explosions, earthquakes, droughts, pandemics and acts of terrorism. In addition, new facilities have no operating history and may employ recently developed technology and equipment. A new facility may be unable to fund principal and interest payments under its debt service obligations or may operate at a loss. In certain situations, if a facility fails to achieve commercial operation, at certain levels or at all, termination rights in the agreements governing the facilities financing may be triggered, rendering all of the facility's debt immediately due and payable. As a result, the facility may be rendered insolvent and we may lose our interest in the facility. Construction activities may cost more and take longer than we estimate. The design and construction of new projects or expansions requires us to contract for services from engineering and construction firms, and make substantial purchases of equipment such as boilers, turbine generators and other components that require large quantities of steel to fabricate. These are complex projects that include many factors and conditions which may adversely affect our ability to successfully compete for new projects, or construct and complete such projects on time and within budget. Dislocations in credit and capital markets and increased capital constraints on banks may make it more difficult for us to borrow money or raise capital needed to finance the construction of new projects, expand existing projects, acquire certain businesses and refinance our existing debt. Our business is capital intensive, and we seek to finance a significant portion of our existing assets, as well as our investments in new assets, with debt capital to the extent that we believe such financing is prudent and accretive to stockholder value. Risks Relating to Our Business The Company may not be able to effectively control the timing and costs relating to the acquisition and maintenance of properties, which may adversely affect the Company's operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders. Nearly all of the plants to be acquired by the Company will require some level of maintenance and construction immediately upon their acquisition or in the future in order to create Waste-To-Energy plants. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair, maintenance and construction work, and the Company will be exposed to all of the risks inherent in property maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company's assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccurate, the Company's operating results and ability to make distributions to our Shareholders may be adversely affected. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you. The energy industry is highly competitive, and if we cannot successfully compete in the marketplace, our business, financial condition and operating results may be materially adversely affected. Demand for our products and services is vulnerable to economic downturns and industry conditions. Demand for our products and services has been, and we expect that demand will continue to be, subject to significant fluctuations due to a variety of factors beyond our control, including economic and industry conditions. The demand for power generation products and services depends primarily on the spending of electric power generating companies and other alternative energy using industries and expenditures by original equipment manufacturers. These expenditures are influenced by such factors as: - prices for electricity, along with the cost of production and distribution; - prices for natural resources such as coal and natural gas; - demand for electricity and other end products of steam-generating facilities; - availability of other sources of electricity or other end products; - requirements of environmental legislation and regulations, including potential requirements applicable to carbon dioxide emissions; - impact of potential regional, state, national and/or global requirements to significantly limit or reduce greenhouse gas emissions in the future; - level of capacity utilization and associated operations and maintenance expenditures of power generating companies and other steam-using facilities; - requirements for maintenance and upkeep at operating power plants and other steam-using facilities to combat the accumulated effects of wear and tear; - ability of electric generating companies and other steam users to raise capital; and - relative prices of fuels used in boilers, compared to prices for fuels used in gas turbines and other alternative forms of generation. The waste industry is highly competitive, and if we cannot successfully compete in the marketplace, our business, financial condition and operating results may be materially adversely affected. Demand for our products and services is vulnerable to economic downturns and industry conditions. These factors include, but are not limited to: the cyclical nature of our industry, inflation, geopolitical issues, the availability and cost of credit, volatile oil and natural gas prices, low business and consumer confidence, high unemployment and energy conservation measures. We are subject to risks associated with contractual pricing in our industry, including the risk that, if our actual costs exceed the costs we estimate on our fixed-price contracts, our profitability will decline, and we may suffer losses. We are engaged in a highly competitive industry, and we have priced our project on a fixed-price basis. Our actual costs could exceed our projections. We attempt to cover the increased costs of anticipated changes in labor, material and service costs of long-term contracts, either through estimates of cost increases, which are reflected in the original contract price, or through price escalation clauses. Despite these attempts, however, the cost and gross profit we realize on a fixed-price contract could vary materially from the estimated amounts because of supplier, contractor and subcontractor performance, changes in job conditions, variations in labor and equipment productivity and increases in the cost of labor and raw materials, particularly steel, over the term of the contract. These variations and the risks generally inherent in our industry may result in actual revenues or costs being different from those we originally estimated and may result in reduced profitability or losses on projects. If we fail to implement our business strategy, our financial performance and our growth could be materially and adversely affected. Compliance with existing or future regulations and/or enforcement of such regulations may restrict or change our operations, increase our operating costs or require us to make additional capital expenditures. Our waste and energy services are subject to extensive environmental laws and regulations by federal, state, and local authorities, primarily relating to air, energy, waste and water. A substantial portion of the demand for our products and services is from electric power generating companies and waste management customers. The demand for our products and services can be influenced by governmental legislation setting requirements for utility related operations, emissions and environmental impacts. The legislative process is unpredictable and includes a platform that continuously seeks to increase the restrictions on power producers. Potential legislation limiting emissions from power plants, including carbon dioxide, could affect our markets and the demand for our products and services related to power generation. We cannot predict all of the environmental requirements or circumstances that will exist in the future but anticipate that environmental control and protection standards will become increasingly stringent and costly. Our operations are initially concentrated in one region and expose us to regional economic or market fluctuations. Adverse economic developments in this region could affect regional waste and generation rates and demand for waste management or energy services provided by us. Adverse market developments caused by additional waste processing capacity in this region could adversely affect waste disposal pricing. Either of these developments could have a material adverse effect on our profitability and cash generation. Our revenues, earnings and cash flows will fluctuate based on changes in commodity prices for energy, waste disposal and recycled materials. Certain numbers of our competitors in these markets are vertically-integrated companies, which includes waste collection operations or generation plants and thus have the ability to control supplies of waste or energy which may restrict our ability to offer services at attractive prices. Our business does not include traditional waste collection operations. If a long-term contract expires and is not renewed or extended by a client community, our percentage of contracted processing capacity will decrease and we will need to compete in the regional market for waste supply at the facilities we own, from both municipal and commercial services. At that point, we will compete on price with landfills, transfer stations and other waste technologies that are then offering disposal or other services in the region. Contracts to provide new services or services through new or different methods involves significant risks, which could have an adverse effect on our cash flows and results of operations. As we enter into contracts to provide new services or services through new or different methods we may face additional operating risks. These may include: - performance by multiple contractors critical to our ability to perform under our new customer agreements; - logistics associated with transportation of waste with which we have limited experience; - reliance on joint venture parties or technology providers with whom we have limited experience; and - risks associated with providing new materials handling or treatment services. Risks Related to Our Securities There is no current established trading market for the Notes or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities There is currently no established public trading market for our Notes or our Common Stock. and an active trading market in our securities may not develop or, if developed, may not be sustained. While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Notes may have difficulty selling their Notes or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so. Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a "shell company". We are a "shell company" as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. The offering price of the Notes being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered. Currently, there is no public market for our Notes. The offering price for the Notes being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares. We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value. Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 60,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves. If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies. Anti-takeover effects of certain provisions of Arizona state law hinder a potential takeover of the Company. Though not now, we may be or in the future we may become subject to Arizona's control share law. A corporation is subject to Arizona's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Arizona, and it does business in Arizona or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares. Arizona's control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Arizona has a business combination law which prohibits certain business combinations between Arizona corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Arizona law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Arizona's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors. 3. DILUTION Should you purchase any of the Notes being offered herein, your interest may be diluted. The Company may offer its debt securities in future offerings that have equal or greater liquidation preferences than the Notes. That is, in the event of liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company's Notes. Moreover, the Company holds the right to compel the holders of the Notes to convert the then-outstanding principal and interest into shares of the Company's common stock. Your as-converted stake in the Company will be diluted due to the Company issuing additional shares of its common stock. That is when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock. If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company's current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future. 4. PLAN OF DISTRIBUTION We are offering a maximum of 16,000 convertible notes on a no minimum, "best efforts" basis. We will sell the notes ourselves and do not plan to use underwriters or pay any commissions. We will be selling our notes using our best efforts and no one has agreed to buy any of our notes. This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the notes with a broker or dealer. Our officers and directors will sell the notes and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of notes we must sell so no money raised from the sale of our notes will go into escrow, trust or another similar arrangement. The notes are being offered by Chaise Vidal, the Company's Chief Executive Officer and Director. Mr. Vidal will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the notes. No sales commission will be paid for notes sold by Mr. Vidal. Mr. Vidal is not subject to a statutory disqualification and is not associated persons of a broker or dealer. Additionally, Mr. Vidal primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Vidal has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934. The offering will terminate upon the earlier to occur of: (i) the sale of all 16,000 notes being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company. 5. USE OF PROCEEDS TO ISSUER We estimate that, at a per note price of $1,000, the net proceeds from the sale of the 16,000 notes in this Offering will be approximately $15,970,000, after deducting the estimated offering expenses of approximately $30,000. We will utilize the net proceeds from this offering to complete engineering, commence procurement, and construct with the intention to operate zero-waste to energy facilities and for general corporate purposes, including financing, operating expenses and our other expenses. The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company's Plan of Operation. 25% of Offering Sold 50% of Offering Sold 75% of Offering Sold 100% of Offering Sold Offering Proceeds Notes Sold 4000 8,000 12,000 16,000 Gross Proceeds $4,000,000 $8,000,000 $12,000,000 $16,000,000 Total Before Expenses $4000,000 $8,000,000 $12,000,000 $16,000,000 Offering Expenses Legal & Accounting $23,000 $23,000 $23,000 $23,000 Publishing/EDGAR $3,500 $3,500 $3,500 $3,500 Transfer Agent $1,250 $1,750 $2,500 $3,500 Total Offering Expenses $27,750 $28,250 $29,000 $30,000 Amount of Offering Proceeds Available for Investment $3,972,250 $7,971,750 $11,971,000 $15,970,000 Expenditures Acquisition Expenses (1) $3,972,250 $7,971,750 $11,971,000 $15,970,000 Working Capital Reserves $ $ $ $ Total Expenditures $3,972,250 $7,971,750 $11,971,000 $15,970,000 Net Remaining Proceeds $- $- $- $- (1) "Acquisition Expenses" are expenses related to our selection and acquisition of properties and assets, whether or not the properties or assets are acquired. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property or assets not acquired, accounting fees, professional service expenses and miscellaneous expenses. The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company. 6. DESCRIPTION OF BUSINESS Our Company Eco-Waste Power, Inc. was incorporated under the laws of Arizona on June 29, 2016. Our principal executive offices are located at 625 W Southern Ave., Suite E, Mesa, AZ 85210. We are a private for profit, certified veteran and minority owned organization with the intent to provide services and products for the waste and energy industry. Our mission is to build and/or operate zero-waste to energy (Z-Wte) facilities that provide cost-effective and sustainable alternative waste and energy solutions. We seek to do this through a variety of service offerings, including our core business of owning and operating infrastructure for the conversion of waste to energy. Our facilities earn revenue from the disposal of waste, the generation of electricity and the supply of alternative commodities, such as Renewable Natural Gas (known as "syngas"), hydrogen, combined heat and power, chemicals, construction fill and distilled water. The Company is in a unique position to bring the first of its kind large-scale commercial Z-Wte facilities to fruition. These facilities will utilize advance patented technologies to thermally convert carbon-based materials without burning into alternative gaseous fuels with zero emissions and waste. We utilize these fuels to provide energy commodities for sale that have reduced and net positive ecological impact on the environment, such as diverting landfill, reducing emissions and greenhouse gases (GHG) emissions. We are committed to "Changing the way, Green Energy" is made by creating a sustainable energy future driven by innovative technologies and supportable environmental solutions. We believe our solution to the waste and energy problems confronted by municipalities is superior to conventional methods for providing waste management and renewable energy. The environemental benefits of integrating several proven and emerging technologies create sustainable services complementary to the environment. Our primary operations are waste and energy service and products that reduce dependence upon fossil fuels, divert MSW from landfil and the subsequent production of GHG, and reduce environmental harm with the use or cleaner alternative fuels. Services Offered Products Offered - Innovative recycling - Waste disposal - Zero-waste solutions - Environmental solutions - Community solutions - Construction solution and materials - Environmental Offsets - Renewable Natural Gas (Syngas) - Electricity - Hydrogen - Ethanol - Chemicals - Water - Combined Heat and Power Our Competitive Strengths We believe the experience of our directors and officers, as well as our investment strategies; distinguish us from other waste and energy companies. Specifically, our competitive strengths include the following: - Experienced and Dedicated Management Team. The Company maintains a committed management team with experience in all phases of energy management. Our management team has also established a robust infrastructure of service providers, including longstanding relationships with municipalities. - Strategy of Opportunistic Investing. Our conversion process is eligible throughout the United Stated versus Wte plants that rely upon incineration registered in only 22 of 31 states. This provides greater access to (1) landfill waste, and (2) energy mandates requiring greater renewable energy. - Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting. Eco also adhere to a rigorous due diligence process, strict acquisition price discipline and prudent leverage levels. - First commercially flexible renewable energy facility. Thermal-chemical conversion of municipal solid waste with zero emissions for the production of energy related commodities for sale. - Environmental interest for green products. Non-fracking source for hydrogen and the only green solution that reduces landfill pollution and environmental effects. - Multi-dimensional markets. Revenues are generated from supply chain to end product sales of energy commodities. - Modular and configurable technologies. Use of modular advance technologies allow for configurable facilities to meet end-customer demands. - 100% recycling technology. No post waste is generated, pre consumer byproducts are reintroduced into the conversion process in which all waste is converted into commercial products for sale. - Product differentiation. The cumulative bundle of products and services create mixed differentiation across several complex markets. Horizontal differentiation associated with renewable generation independent of weather and offers; Vertical differentiation associated with landfill diversion, non-fracking source of Hydrogen and energy characteristics; and Mixed differentiation associated with social appropriateness, locality complementarities and suitability of goods and services to a wide of planned activities by different customers - Substitute services and products are independent of market dependencies. Revenues are generated independent of target market macro and micro-economic characteristics, such as the fuel price to the cost of electricity production. Our fuel has zero intrinsic value mitigating the violitility of fuel prices on price of entry and margins. Target Markets Our Z-Wte facilities serve three key markets as a sustainable waste management solution that is environmentally superior to landfilling, as a source of clean energy that reduces overall greenhouse gas emissions and as a refinery that processes carbon-based materials into more useful products such as hydrogen, synthesized natural gas (known as "syngas") and other alternative fuels. Energy from waste is considered renewable under the laws of 31 states and under federal law. Our facilities are critical infrastructure assets that allow our customers, which are principally municipal entities and service providers to provide an essential public service through sustainable practices. Energy Industry Overview The concept of waste-to-energy (Wte) is growing as more companies find ways to turn refuse into reusable products. Companies are beginning to find new and innovative ways to produce renewable energy from MSW and landfill gas, which is truly pushing the industry toward a more sustainable future. By building waste-to-energy plants, focusing on alternative WTE methods, and testing various technologies, the waste industry is on track to making a greener footprint on the environment. Waste Industry Overview Few things have changed the way solid waste has been managed in the United States more than the Resource Conservation and Recovery Act (RCRA). Since its passage the addition of Subtitle D has virtually affected every aspect of landfill management and the way solid waste is disposed. Given landfilling is the predominant waste management method that accounts for 69 percent of waste generated, recycling 23% and incineration 8%. While overall landfills sites have declined as a result the Subtitle D legislation since the 1970s landfill numbers have remained relatively level since 1995, while capacity has generally increased. Cities from coast to coast are implementing programs and legislation to reach zero waste goals. The concept of zero waste - or, not allowing any waste to reach a landfill is a goal that is sweeping the nation, from San Francisco to New York City. NYC's aggressive waste agenda has spent $1.6 billion in public funds matched by $730 million from private business. Commitments to zero waste are linked to a 20 year agreement with Covanta to convert MSW into clean energy. It calls for the delivery of 800,000 tons of MSW per year, aided in part by the construction of a pair of marine transfer stations in Queens and Manhattan. By implementing new recycling programs, pilot projects for collecting organic waste, banning specific products, and producing more energy from waste, municipalities are able to push their communities forward in achieving the goal in the next few decades. Zero waste efforts will continue to grow and are attributed to extending the life of San Diego's landfill by 8 years. As more landfills seek expansion it is causing controversy between owners and residents. Unfortunately if expansions are not supported, landfill owners are at risk of closing their sites and cities will need to find new ways to dispose of waste and provide greener solutions. Environmental Protection Agency recently announced final rules for new, existing and modified landfills to begin capturing and controlling landfill gas emissions at levels that are one-third lower than current requirements, updating 20-year old standards. Landfill Methane Outreach Program (LMOP) provides landfill owners and operators a wuite of tools and technical resources to facilitate development of landfill gas energy projects. These actions are another step toward implementing Climate Action Plan: Strategy to Reduce Methane Emissions. Hydrogen Industry Overview The refining industry is the biggest hydrogen consumer with 48% of total consumption share in 2014, followed by the ammonia industry with 43% share. Hydrogen production in refineries is dependent upon steam methane reforming of natural gas supplies. Environmental concerns and the political realities surrounding fracking are creating opportunities for advancements in hydrogen production and storage. Dominant players are trying to penetrate developing and developed economies and adopting the contracts and agreements strategy to increase market share. Solutions and 91% combined. Market Opportunity Each of our service offerings responds to customer demand for sustainable waste management and energy services and products that are superior to landfilling according to the "waste hierarchy" and conventional energy demand solutions. Our service offerings are focused on providing cost effective and sustainable solutions that leverage waste-to-energy facilities and promote zero-waste alternatives in comparison to traditional waste and renewable services. We intend to pursue our mission through the following key strategies: Develop and commercialize new technology. We believe that our efforts to protect and expand our business will be enhanced by the development and commercialization of additional technologies in such fields as renewable energy, alternative waste treatment processes, gasification, facility controls, alternative fuels and recovery, reuse or disposal of municipal solid waste. Construct and/or operate zero-waste to energy facilities in selected attractive markets, consistent with our mission to provide eco-friendly and sustainable solutions. We will focus our efforts in markets where social adoption and climate change legislation or regulations increase legislative and of climate change to expand. Expand through acquisitions and/or development in selected attractive markets. We seek to grow our portfolio primarily through competitive bids for new contracts, and development of new facilities or businesses where we believe that market and regulatory conditions will enable us to utilize our skills and/or invest our capital at attractive risk-adjusted rates of return. We focus these efforts in markets where we currently have projects in operation or under construction, and in other markets with strong economic fundamentals and predictable legal and policy support. We intend to maximize the long-term value by enabling localities to obtain zero-waste goals and increase renewable energy resources for existing portfolios. Our facilities will continuously work to improve safety, health and environmental performance, provide superior services and energy management solutions for solar and wind integration, enable alternative waste solutions for communities and businesses by conducting our business more efficiently. We intend to achieve organic growth by expanding our customer base, service offerings, adding waste service or energy contracts, investing in and enhancing the capabilities of our existing assets, and deploying new or improved technologies, systems, processes and controls, all targeted at increasing revenue or reducing costs. Advocate for public policy favorable to zero-waste, waste-to-energy and other sustainable waste solutions. We seek to educate policymakers and regulators about the environmental and economic benefits of waste-to-energy solutions that are not dependent on incineration and advocate for policies and regulations that appropriately reflect these benefits. We believe that our approach to these opportunities is highly-disciplined, both with regard to return on invested capital and the manner in which potential acquired businesses or new projects will be structured and financed. This will allow us to capitalize upon existing and future "Green" legislation, alternative energy commodities markets and provide renewable energy to localities to meet renewable portfolio standards. We believe these markets are highly unserved and offer greater opportunity than conventional solutions. Investment Objectives Our primary investment objectives are: - to maximize the capital gains of our properties and assets; - to preserve and protect your capital contribution; - to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and - to achieve long-term capital appreciation for our stockholders through increases in the value of our company. We will also seek to realize growth in the value of our investments and to optimize the timing of their sale. However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives. Investment Criteria We believe the most important criteria for evaluating the markets in which we intend to purchase investment properties include: - historic and projected population growth; - markets with historic and growing numbers of a qualified and affordable workforce; - high historic and projected employment growth; - markets with high levels of insured populations; - stable household income and general economic stability; - localities with favorable and stable green regulations and legislation; and - sufficient infrastructure in support of operations. The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future. Investment Policies Our investment objectives are to maximize the capital gains of our properties and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives. We expect to pursue our investment objectives primarily through development, construction and operation of Z-Wte facilities. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an "investment company" under the Investment Company Act of 1940, as amended, or the 1940 Act. Due Diligence Process We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of properties having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies. Acquisition of Properties and Assets The Company intends on acquiring commercial properties primarily suited for power or waste management services to develop Z-Wte facilities and offices in which we are principally responsible; however client communities may have a contractual obligation to fund a portion of certain capital costs, particularly if required by a change in law. We may also be required to participate in capital improvements for non-owned facilities that we operate, which would be accounted for as operating expenses. We may also enter into agreements to exchange interest or mitigate risk for which counterparty is more qualified or suitable to mitigate in the purchase of assets that may or may not materialize. Tax Treatment of Registrant and its Security Holders. For federal income tax purposes, an "S" corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders. The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation. The company can risk its "S" corporation status if for three consecutive years it has accumulated earnings and profits and has passive investment income that exceeds 25 percent of it gross receipts. We must revoke an "S" corporation election when the requirements to operate as an "S" corporation are no longer met when we have more than 100 shareholders; any ineligible shareholder; or more offer more than one class of stock. We may also revoke "S" corporation status when the passive activity rules and the at-risk rules severely limit the shareholder's ability to deduct corporate losses; or when the corporation wants to accumulate income to be used in the future. In these events the Company will request consent from shareholders who hold more than 50% of the number of issues and outstanding shares of stock to operate as a "C" corporation and file a written statement with the appropriate Internal Revenue Service center. Competition We encounter competition from governmental, quasi-governmental and private sources for waste and energy services in all aspects of our operations. Some of our regional competitors can be significant competitors in local markets and are pursuing aggressive regional growth strategies. We compete with public and private companies as well as with counties and municipalities that maintain their disposal operations or electricity generation facilities. According to Energy Recovery Council in 2016 there are currently 77 Wte facilities operating in 22 states with a gross electric capacity of 2,547 MW and combined daily throughput of 95,023 tons per day. Forty-one are privately held and 65 are privately operated. Based upon off take 59 produce electricity, three export steam and only 15 are combined heat and power. The majority facilities are based upon mass burn technology (60) while 13 use refuse derived fuel and four are based upon modular technologies. The waste industry consists primarily of two national waste management companies and regional and local companies of varying sizes and financial resources, including companies that specialize in certain discrete areas of waste management, operators of alternative disposal facilities and companies that seek to use parts of the waste stream as feedstock for renewable energy and other by-products. The U.S energy Information Administration reports renewable energy accounts for 13% of electicity generation, which consists primarily of conventional hydroelectric, geothermal, wood, wood waste, all municipal waste, landfill gas, other biomass, solar, and wind power. Accordingly, Energy Recovery Council reported in 2016 there are currently 77 Wte facilities operating in 22 states with 31 states designating waste-to-energy as renewable energy. The combined total gross electric capacity for Wte is 2,547 MW with a daily throughput of 95,023 tons per day. Forty-one are privately held and 65 are privately operated. Based upon off take 59 produce electricity, three export steam and only 15 are combined heat and power. The majority facilities are based upon mass burn technology (60) while 13 uses refuse derived fuel and four are based upon modular technologies. Government Regulation Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Environmental Regulations - General Our business activities in the United States are extensively regulated pursuant to federal, state and local environmental laws. Federal laws, such as the Clean Air Act and Clean Water Act, and their state counterparts, govern discharges of pollutants to air and water. Other federal, state and local laws comprehensively govern the generation, transportation, storage, treatment and disposal of solid and hazardous waste and also regulate the storage and handling of chemicals and petroleum products (such laws and regulations are referred to collectively as the "Environmental Regulatory Laws"). Other federal, state and local laws, such as the Comprehensive Environmental Response Compensation and Liability Act, commonly known as "CERCLA" and collectively referred to with such other laws as the "Environmental Remediation Laws," make us potentially liable on a joint and several basis for any onsite or offsite environmental contamination which may be associated with our activities and the activities at our sites. These include landfills we have owned, operated or leased, or at which there has been disposal of residue or other waste generated, handled or processed by our facilities. Some state and local laws also impose liabilities for injury to persons or property caused by site contamination. Some service agreements provide us with indemnification from certain liabilities. The Environmental Regulatory Laws prohibit disposal of regulated hazardous waste at our municipal solid waste facilities. The service agreements recognize the potential for inadvertent and improper deliveries of hazardous waste and specify procedures for dealing with hazardous waste that is delivered to a facility. Under some service agreements, we are responsible for some costs related to hazardous waste deliveries. We have not incurred material hazardous waste disposal costs to date. The Environmental Regulatory Laws also require that many permits be obtained before the commencement of construction and operation of any waste or renewable energy project, and further require that permits be maintained throughout the operating life of the facility. We can provide no assurance that all required permits will be issued or re-issued, and the process of obtaining such permits can often cause lengthy delays, including delays caused by third-party appeals challenging permit issuance. Our failure to meet conditions of these permits or of the Environmental Regulatory Laws can subject us to regulatory enforcement actions by the appropriate governmental authority, which could include fines, penalties, damages or other sanctions, such as orders requiring certain remedial actions or limiting or prohibiting operation. Although our operations are subject to proceedings and orders pertaining to emissions into the environment and other environmental violations, which may result in fines, penalties, damages or other sanctions, we believe that we are in compliance with existing Environmental Regulatory and Remediation Laws. We may be identified, along with other entities, as being among parties potentially responsible for contribution to costs associated with the correction and remediation of environmental conditions at disposal sites subject to CERCLA and/or analogous state Environmental Remediation Laws. Our ultimate liability in connection with such environmental claims will depend on many factors, including our volumetric share of waste, the total cost of remediation, and the financial viability of other companies that have also sent waste to a given site and, in the case of divested operations, our contractual arrangement with the purchaser of such operations. The Environmental Regulatory Laws may change. New technology may be required or stricter standards may be established for the control of discharges of air or water pollutants, for storage and handling of petroleum products or chemicals, or for solid or hazardous waste or ash handling and disposal. Thus, as new technology is developed and proven, we may be required to incorporate it into new facilities or make major modifications to existing facilities. This new technology may be more expensive than the technology we use currently. Environmental Regulations - Recent Developments Maximum Achievable Control Technology ("MACT") Rules - EPA is authorized under the Clean Air Act to issue rules periodically which tighten air emission requirements to achievable standards, as determined under a specified regulatory framework. EPA is required to establish these MACT rules for a variety of industries, including new and existing municipal waste combustion ("MWC") units, industrial boilers and solid waste incinerators. All of our facilities comply with all applicable MACT rules currently in effect. EPA is currently conducting a combined Risk and Technology Review for the large MWC source category and will subsequently propose revised MWC MACT rules. While the scope of and timing for implementation of these rules is uncertain, the revised MWC MACT rules are expected to lower existing MWC MACT emission limits for most, if not all, regulated air pollutants emitted by our facilities, and may require capital improvements and/or increased operating costs. We are unable at this time, to estimate the magnitude of such costs, which may be material, or to determine the potential impact on the profitability of our MWC facilities. In some cases, the costs incurred to meet the revised MACT rules at facilities may be recovered from municipal clients and other users of our facilities through increased fees permitted to be charged under applicable contracts; however, to the extent we incur costs at other of our facilities to meet the applicable MACT rules, such costs are not subject to contractual recovery and instead will be borne directly by the affected facilities. Revised Ground Level Ozone Standards - On October 26, 2015, EPA published a final rule to revise and strengthen the National Ambient Air Quality Standards ("NAAQS") for ground-level ozone or "smog". Once implemented by EPA and affected states, this rule could impact changes to our existing air permits that we may pursue in the future. Energy Regulations Our businesses are subject to the provisions of federal, state and local energy laws applicable to the development, ownership and operation of facilities located in the United States. The Federal Energy Regulatory Commission ("FERC"), among other things, regulates the transmission and the wholesale sale of electricity in interstate commerce under the authority of the Federal Power Act ("FPA"). In addition, under existing regulations, FERC determines whether an entity owning a generation facility is an Exempt Wholesale Generator ("EWG"), as defined in the Public Utility Holding Company Act of 2005 ("PUHCA 2005"). FERC also determines whether a generation facility meets the ownership and technical criteria of a Qualifying Facility (cogeneration facilities and other facilities making use of non-fossil fuel power sources, such as waste, which meet certain size and other applicable requirements, referred to as "QFs"), under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"). Each of our United States generating facilities has either been determined by FERC to qualify as a QF or is otherwise exempt, or the subsidiary owning the facility has been determined to be a EWG. Federal Power Act The FPA gives FERC exclusive rate-making jurisdiction over the wholesale sale of electricity and transmission of electricity in interstate commerce. Under the FPA, FERC, with certain exceptions, regulates the owners of facilities used for the wholesale sale of electricity or transmission of electricity in interstate commerce as public utilities. The FPA also gives FERC jurisdiction to review certain transactions and numerous other activities of public utilities. Most of our QFs are currently exempt from FERC's rate regulation under the FPA because (i) the QF is 20 MW or smaller, (ii) its sales are made pursuant to a state regulatory authority's implementation of PURPA, (iii) the QF is owned by a municipality or subdivision thereof; or (iv) its sales are made pursuant to a contract executed on or before March 17, 2006. Our QFs that are not exempt, or that lose these exemptions from rate regulation, are or would be required to obtain market-based rate authority from FERC or otherwise make sales pursuant to rates on file with FERC. Under the FPA, public utilities are required to obtain FERC's acceptance of their rate schedules for the wholesale sale of electricity. Our generating companies in the United States that are not otherwise exempt from FERC's rate regulation have sales of electricity pursuant to market-based rates or other rates authorized by FERC. With respect to our generating companies with market-based rate authorization, FERC has the right to suspend, revoke or revise that authority and require our sales of energy to be made on a cost-of-service basis if FERC subsequently determines that we can exercise market power, create barriers to entry, or engage in abusive affiliate transactions. In addition, amongst other requirements, our market-based rate sellers are subject to certain market behavior and market manipulation rules and, if any of our subsidiaries were deemed to have violated any one of those rules, such subsidiary could be subject to potential disgorgement of profits associated with the violation and/or suspension or revocation of market-based rate authority, as well as criminal and civil penalties. If the market-based rate authority for one (or more) of our subsidiaries was revoked or it was not able to obtain market-based rate authority when necessary, and it was required to sell energy on a cost-of-service basis, it could become subject to the full accounting, record keeping and reporting requirements of FERC. Even where FERC has granted market-based rate authority, FERC may impose various market mitigation measures, including price caps, bidding rules and operating restrictions where it determines that potential market power might exist and that the public interest requires such potential market power to be mitigated. A loss of, or an inability to obtain, market-based rate authority could have a material adverse impact on our business. We can offer no assurance that FERC will not revisit its policies at some future time with the effect of limiting market-based rate authority, regulatory waivers, and blanket authorizations. Under the Energy Policy Act of 2005 ("EPAct 2005") FERC has approved the North American Electric Reliability Corporation, or "NERC," to address the development and enforcement of mandatory reliability standards for the wholesale electric power system. Certain of our subsidiaries are responsible for complying with the standards in the regions in which we operate. NERC also has the ability to assess financial penalties for non-compliance. In addition to complying with NERC requirements, certain of our subsidiaries must comply with the requirements of the regional reliability council for the region in which that entity is located. Compliance with these reliability standards may require significant additional costs, and noncompliance could subject us to regulatory enforcement actions, fines, and increased compliance costs. Public Utility Holding Company Act of 2005 PUHCA 2005 provides FERC with certain authority over and access to books and records of public utility holding companies not otherwise exempt by virtue of their ownership of EWGs, QFs, and Foreign Utility Companies, as defined in PUHCA 2005. We are a public utility holding company, but because all of our generating facilities have QF status, are otherwise exempt, or are owned through EWGs, we are exempt from the accounting, record retention, and reporting requirements of PUHCA 2005. Public Utility Regulatory Policies Act PURPA was passed in 1978 in large part to promote increased energy efficiency and development of independent power producers. PURPA created QFs to further both goals, and FERC is primarily charged with administering PURPA as it applies to QFs. FERC has promulgated regulations that exempt QFs from compliance with certain provisions of the FPA, PUHCA 2005, and certain state laws regulating the rates charged by, or the financial and organizational activities of, electric utilities. The exemptions afforded by PURPA to QFs from regulation under the FPA and most aspects of state electric utility regulation are of great importance to us and our competitors in the EfW and independent power industries. PURPA also initially included a requirement that utilities must buy and sell power to QFs. Among other things, EPAct 2005 eliminated the obligation imposed on utilities to purchase power from QFs at an avoided cost rate where the QF has nondiscriminatory access to wholesale energy markets having certain characteristics, including nondiscriminatory transmission and interconnection services. In addition, FERC has established a regulatory presumption that QFs with a capacity greater than 20 MW have non-discriminatory access to wholesale energy markets in most geographic regions in which we operate. As a result, many of our expansion, renewal and development projects must rely on competitive energy markets rather than PURPA's historic avoided cost rates in establishing and maintaining their viability. Recent Policy Debate Regarding Climate Change and Renewable Energy The public and political debate over GHG emissions (principally CO2 and methane) and their contribution to climate change continues both internationally and domestically. Any resulting regulations could in the future affect our business. As is the case with all combustion, our facilities emit CO2, however EfW is recognized as creating net reductions in GHG emissions and is otherwise environmentally beneficial, because it: - avoids CO2 emissions from fossil fuel power plants; - avoids methane emissions from landfills; and - avoids GHG emissions from mining and processing metal because it recovers and recycles metals from waste. In addition, Wte facilities are a domestic source of energy, preserve land, and are typically located close to the source of the waste and thus typically reduce fossil fuel consumption and air emissions associated with long-haul transportation of waste to landfills. For policy makers at the local level who make decisions on sustainable waste management alternatives, we believe that using EfW instead of landfilling will result in significantly lower net GHG emissions, while also introducing more control over the cost of waste management and supply of local electrical power. We are actively engaged in encouraging policy makers at state and federal levels to enact legislation that supports EfW as a superior choice for communities to avoid both the environmental harm caused by landfilling waste, and reduce local reliance on fossil fuels as a source of energy. Many of these same policy considerations apply equally to other renewable technologies. The extent to which such potential legislation and policy initiatives will affect our business will depend in part on whether EfW and our other renewable technologies are included within the range of clean technologies that could benefit from such legislation. In October 2015, EPA published two new rules regulating greenhouse gas emissions. The first rule, the Clean Power Plan, regulates existing fossil fuel fired electric generating units. The second regulation sets greenhouse gas emissions standards for new power plants. Our facilities are not regulated entities under either of these rules. States are required to develop their plans for implementing the new emission guidelines by 2016 or request an extension until 2018. Depending on the specific details of the state plans, implementation of the Clean Power Plan may create additional demand for our power and new MWC capacity may benefit from certain credits; implementation scope and schedule is uncertain as a result of court challenges. We cannot predict at this time the magnitude of the potential impact to our business of these newly promulgated rules. We continue to closely follow developments in this area. In addition to the new EPA rules, several initiatives have been developed at the state or regional levels, and some initiatives exist in regions where we have projects. For example: - The Regional Greenhouse Gas Initiative ("RGGI") is an operating regional "cap-and-trade" program focused on fossil fuel fired electric generators which does not directly affect EfW facilities. We operate one fossil-fuel fired boiler at our Niagara facility included in the RGGI program. - California's Global Warming Solutions Act of 2006 ("AB 32"), seeks to reduce GHG emissions in California to 1990 levels by 2020. AB 32 includes an economy-wide "cap-and-trade" program, which could impact our California EfW facilities, but not our biomass facilities. 2013 and 2014 regulatory amendments excluded EfW facilities from the cap-and-trade program through the end of 2015. The future treatment of EfW facilities under this program is uncertain at this time. - The province of Ontario, Canada is currently in the process of developing a greenhouse gas cap and trade program, which could impact the Durham-York facility. We cannot predict at this time the outcome of this policy development and its potential impact on our business. Employee Health and Welfare We are subject to numerous regulations enacted to protect and promote worker health and welfare through the implementation and enforcement of standards designed to prevent illness, injury and death in the workplace. The primary law relating to employee health and welfare applicable to our business in the United States is the Occupational Safety and Health Act of 1970 ("OSHA"), which establishes certain employer responsibilities including maintenance of a workplace free of recognized hazards likely to cause illness, death or serious injury, compliance with standards promulgated by OSHA, and assorted reporting and record keeping obligations, as well as disclosure and procedural requirements. Various OSHA standards apply to certain aspects of our operations. Employee health and welfare laws governing our business in foreign jurisdictions include the Workplace Health and Safety Directive and the Directive concerning ionizing radiation in the European Union, and various provisions of the Canada Labor Code and related regulations in Canada. The Occupational Safety and Health Act of 1970, as amended, ("OSHA") establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various reporting and record keeping obligations as well as disclosure and procedural requirements. Various standards for notices of hazards, safety in excavation and demolition work and the handling of asbestos, may apply to our operations. The Department of Transportation and OSHA, along with other federal agencies, have jurisdiction over certain aspects of hazardous materials and hazardous waste, including safety, movement and disposal. Various state and local agencies with jurisdiction over disposal of hazardous waste may seek to regulate movement of hazardous materials in areas not otherwise preempted by federal law. Investment Company Act of 1940 We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. Environmental Matters We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses and certificates with respect to our operations. The kinds of permits, licenses and certificates required in our operations depend upon a number of factors. We are not aware of any material noncompliance and believe our operations and certifications comply with all relevant permits, licenses and certifications. However, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") and other environmental laws can impose liability for the entire cost of cleanup on any of the potentially responsible parties, regardless of fault or the lawfulness of the original conduct. We have not been determined to be a contributor. Other Regulations The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations. Employees: Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts of our commercialization plan. Legal Proceedings We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. 7. DESCRIPTION OF PROPERTY Our principal offices are located at 625 W Southern Ave., Suite E, Mesa, AZ 85210. These offices are leased at a rate of $1,200 per month for a term of 12 months. The lease term will expire on February 1, 2017. We do not currently lease or own any other real property. 8. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS The company was incorporated in Arizona on June 29, 2015. Our principal executive offices are located at 625 W Southern Ave., Suite E, Mesa, AZ 85210. We intend to develop and operate a zero-waste to energy (Z-Wte) facility located in Arizona, which is dependent upon the completion of engineering, research and design. We expect to use substantially all of the net proceeds from this offering to complete engineering, obtain construction permits, procure equipment, and execute our business plan strategy. We do not anticipate revenues from operations until the Z-Wte facility is completed and released for operations to meet any agreements for takeout's. Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated no revenues from operations and therefore lacks meaningful capital reserves. Operating Results As of June 30, 2016, we have not generated any revenues and incurred expenses of $187,000 since inception of the Company. Our operating expenses consist of the costs incurred in organizing the company, this offering, professional services of lawyers, engineers and consultants, professional studies, feasibility analysis, travel, raising funds, development stage operations and miscellaneous expenses collectively considered as diligence. As a result, our net loss for the period from inception through June 30, 2016 was $187,000. Our accumulated deficit at June 30, 2016 was $-187,000. To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Liquidity and Capital Resources As of June 30, 2016, the Company had $38,000 in cash and total liabilities of $0. As of June 30, 2016, the Company has incurred total expenses since inception of $187,000 related to diligence and the legal fees associated with this Offering. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $16,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months. Although we intend on building Z-Wte facilities with the proceeds of this Offering, there is no guarantee that we will be able to build such a property within our target time. Building the project will depend highly on our funds, the availability of those funds, and the size of the funds raised. Upon the qualification of the Form 1-A, the Company plans to pursue its commercialization plan and strategy of the project. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of building the facilities will be adversely affected and the Company may not be able to pursue its project opportunity if it is unable to finance such buildup. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance. We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment. Off-Balance Sheet Arrangements As of June 30, 2016, we did not have any off-balance sheet arrangements. Plan of Operations The Company will develop and operate commercial scale zero-waste to energy (Z-Wte) facilities to provide waste and energy services as an independent power producer. Business development will begin in the Arizona energy market (valued at $22.8 billion in 2012 and could surpass $31 billion by 2020). Southern California Edison, San Diego Gas & Electric and Pacific Gas & Electric dominate the Southern California market currently valued at $150 billion annually. Arizona's Renewable Environmental Standard requires 15% of the state's electricity consumed in 2025 to come from renewable energy resources. In 2014, 8.9% of Arizona's net electricity generation came from renewable resources. Our project will support Arizona's goal. The Company's first facility will be located in Arizona and will redirect 1,000 tons per day of municipal solid waste (MSW) from landfill operations. MSW will be processed and converted into higher value products such as syngas and hydrogen for direct sale or use in an electrical generator plant to meet end-customer demand. Upon successfully completing testing and commercial operation release in 2018 the Company will provide local municipals, communities and businesses an alternative to landfilling while providing energy related commodities such as electricity, hydrogen and syngas to customers. The first of its kind facility for generating electricity from MSW via methane extraction and hydrogen fuel from a non-fracking source will be marketed to attract additional customers and municipalities driven to meet zero-waste goals or viable alternative to landfilling. The Company will market Z-Wte facilities as an environmental solution that does not rely on incineration at any point in the conversion process to produce energy commodities. Allowing the Company to develop and compete throughout the United States and especially in states that do not recognize use of MSW as a method for producing renewable energy. Additionally, we will work toward joint ventures with waste management organization to develop and operate facilities for purchase and/ or lease to meet demands for hydrogen since there is no commercial MSW to hydrogen production in the United States. The Refining industry is the biggest hydrogen consumer with 48% of total consumption share in 2014. Ammonia industry is second with 43% share and 91% combined. The Company will initially retain revenues to develop and construct additional facilities in the states with waste-to-energy (Wte) and other renewable laws and/or states with Wte renewable portfolio standards. 9. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows: The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office. Name Position Age Date of First Appointment Chaise Vidal Chief Executive Officer, Director, Secretary 47 June 29, 2015 Carlos Vidal Vice President/CTO, Treasurer 43 June 29, 2015 Chaise Vidal, CEO, Director and Secretary Chaise Vidal is the CEO, Director and Secretary of the Company. He has 25 years power generation and energy market experience. As a military veteran he served with honors as a nuclear instructor and engineering watch supervisor for the Navy while completing a technical engineering degree in nuclear physics. He has an MBA in Utility Energy Management/Sustainability and was invited to join Delta Mu Delta's international honor society for achieving excellence in studies for business. As an active voice in the community, he takes opportunities to represents organizations in public forums on topics such as renewable energy legislation, energy markets, community rates, and energy policies. His career, knowledge and experience has provided leadership and management skills that are critical to navigating the complexities of the energy industry. His most recent accomplishments are * $550 million commodity budget, energy trading specialist at SMUD * Rate base project and market analyst for energy resource procurement * Operational supervisor and strategic coordinator implementing regulatory standards at CAISO * Comprehensive planner and participating developer for CAISO's market redesign and technology upgrade of California's wholesale electrical market Carlos Vidal, VP/CTO and Treasurer Carlos Vidal is the VP/Chief Technology Officer and Treasurer of the Company. He has 15 years' experience commercializing technology and a BA in Business Management. As an active member of his community he volunteers and serves as an advisor for small companies looking to expand or market there technology. He has served as a consultant to executive-level management for many large employers, bringing efficiency and financial risk management to organizations and is ideally suited to negotiate the Company's interests. His career accomplishments and expertise create entrepreneur ideas making him essential to the Company's organizational sustainability. His most recent accomplishments are * Senior Director of OEM /ODM Sales for North America at Tyan Corp driving sales teams to achieve a 102% increase in yearly sales in a down market; * Identified new business opportunities and increased revenues establishing joint ventures for publicly solicited bids for vendor solutions * Successfully closed multi-million dollar contracts totaling $42.5 million over two years; * Negotiated 20 plus million dollar contracts with system integrators and distributors; * Created reseller programs to generate new leads and sales revenue Code of Ethics Policy We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Board Composition Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal. Potential Conflicts of Interest Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors. Director Independence Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC. Corporate Governance There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs. Family Relationships Chaise Vidal has a direct family relationship with Carlos Vidal. Their combined shares represent the controlling interest in the Company and majority vote for electing Directors, Executive Officers and Significant Employees. As the current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering Involvement in Certain Legal Proceedings No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following: - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, - Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses), - Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities, - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated. - Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity. - Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity. - Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity. Significant Employees None. 10. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS The following table sets forth information about the annual compensation of each of our highest-paid persons who were directors or executive officers during our last completed fiscal year. Cash Other Total Capacities in which compensation compensation compensation Name compensation was received ($) ($) ($) Chaise Vidal CEO, Director, Secretary 50,000.00 0 50,000.00 Carlos Vidal VP/CTO, Treasurer 35,000.00 0 35,000.00 Compensation of Directors It is the Company's intention to adopt such policies and procedures in the immediate future to compensate our officers and directors and create incentive plans. We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans. 11. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Amount and Amount and nature of nature of beneficial Percent Name and address of beneficial beneficial ownership of class owner (1) ownership (2) acquirable (3) Chaise Vidal 7,650,000 -0- 51% Carlos Vidal 7,350,000 -0- 49% All directors and officers as a group 15,000,000 -0- 100% (1) The address of those listed is 625 W Southern Ave., Suite E, Mesa, AZ 85210. (2) Unless otherwise indicated, all shares are owned directly by the beneficial owner. (3) Based on 15,000,000 shares outstanding prior to this Offering. 12. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties. Conflicts of Interest and Corporate Opportunities The officers and directors have acknowledged that under Arizona Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Arizona's standard for a corporate opportunity: (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is the Company's intention to adopt such policies and procedures in the immediate future. 13. SECURITIES BEING OFFERED Convertible Notes This offering relates to the sale of up to twenty thousand (16,000) eight (8%) percent Convertible Notes of the Company, (equal to 4,960,000 million common shares at conversion at maturity) Interest is cumulative and paid in equity or cash at expiration or at conversion. The Notes are unsecured and mature 36 months from the date of issuance. The Notes carry no prepayment penalty. At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company's common stock. The strike price at which the Notes will convert into shares of the Company's common stock is four dollars $4. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing. Capital Stock We are offering a Note and its underlying common shares at maturity in this offering. The offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. This offering circular is to qualify the common shares underlying the Convertible Notes up to 4,960,000 shares of common stock and Each Convertible Note will be offered at its principal amount, One Thousand and 00/100 ($1,000/00) Dollars. There is a minimum purchase amount of five (5) Convertible Notes, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.015 par value per share. As of June 30, 2016 we had 15,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. We will issue additional 4,960,000million common shares at conversion. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. Common Stock As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by two (2) shareholders. Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future. Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future. Share Eligible for Future Sale Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities. We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act. Rule 144 A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following: 1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company; the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. 14. FINANCIAL STATEMENTS ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) FINANCIAL STATEMENTS For the period ended June 30, 2016 CONTENTS: Balance Sheet as of June 30, 2016 Statement of Operations for the period from January 1, 2016 to June 30, 2016 Statements of Stockholder's Deficit for the period from January 1, 2016 to June 30, 2016 Statements of Cash Flows for the period from January 1, 2016 to June 30, 2016 Notes to the Financial Statements ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) BALANCE SHEET As of June 30, 2016 Unaudited ASSETS June 30, 2016 $0 Current Assets: Cash 38,000 Total Current Assets 38,000 TOTAL ASSETS $38,000 LIABILITIES AND STOCKHOLDER'S EQUITY Current liabilities: Related Party Note 0 Total Current Liabilities 0 Total Liabilities $0 Stockholders' Equity Common Stock, Par Value $0.00693, 75,000,000 Authorized, 15,000,000 Issued & Outstanding 104,000 Additional Paid In Capital - Prior Accumulated Retained Earnings - Current net profit (loss) (66,000) Less: Dividends - Total Shareholders' Equity 38,000 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY $38,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF OPERATIONS For the Period January 1, 2016 through June 30, 2016 Unaudited From Jan 1, 2016 to June 30, 2016 $ Revenue 0 Operating expenses: 66,000 Total operating expenses 66,000 Net Profit (66,000) Net loss per common share - basic and diluted: Net loss per share attributable to common stockholders 0.0044 Weighted-average number of common shares outstanding 15,000,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF STOCKHOLDER'S for the period of January 1, 2016 to June 30, 2016 Common Stock Additional Paid In Capital Accumulated Total Stockholder's Shares Amount $ $ $ Beginning Balance, January 01, 2016 - 0 Issuance of Common Stock $0.00693 Par Value 15,000,000 104,000 Net Income (Loss) - (66,000) Ending Balance, March 31, 2016 15,000,000 104,000 (66,000) 38,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF CASH FLOWS FROM THE PERIOD January 1, 2016 TO June 30, 2016 From January 1, 2016 to June 30, 2016 $ Cash Flows from Operating Activities Net Income (loss) (66,000) Net cash used in operating activities (66,000) Cash Flows from Financing Activities Common Stock issued 0 Related Party Loan 0 Net Cash Flows From Financing Activities 0 Net Increase In Cash 0 Cash - Beginning 104,000 Cash - Ending 38,000 The accompanying notes are an integral part of these financial statements. FINANCIAL STATEMENTS ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) FINANCIAL STATEMENTS For the period ended December 31, 2015 CONTENTS: Balance Sheet as of December 31, 2015 Statement of Operations for the period from January 1, 2015 to December 31, 2015 Statements of Stockholder's Deficit for the period from January 1, 2015 to December 31, 2015 Statements of Cash Flows for the period from January 1, 2015 to December 31, 2015 Notes to the Financial Statements ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) BALANCE SHEET As of December 31, 2015 Unaudited ASSETS December 31, 2015 $0 Current Assets: Cash 104,000 Total Current Assets 104,000 TOTAL ASSETS $104,000 LIABILITIES AND STOCKHOLDER'S EQUITY Current liabilities: Related Party Note 0 Total Current Liabilities 0 Total Liabilities $0 Stockholders' Equity Common Stock, Par Value $0.015, 75,000,000 Authorized, 15,000,000 Issued & Outstanding 225,000 Additional Paid In Capital - Prior Accumulated Retained Earnings - Current net profit (loss) (121,000) Less: Dividends - Total Shareholders' Equity $104,000 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY $104,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF OPERATIONS For the Period June 29, 2015 (Inception) through December 31, 2016 Unaudited June 29, 2015 to December 31, 2015 $ Revenue 0 Operating expenses: 121,000 Total operating expenses 121,000 Net Profit (121,000) Net loss per common share - basic and diluted: Net loss per share attributable to common stockholders 0.0081 Weighted-average number of common shares outstanding 15,000,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF STOCKHOLDER'S for the period of June 29, 2015 (inception) to December 31, 2015 Common Stock Additional Paid In Capital Accumulated Total Stockholder's Shares Amount $ $ $ Beginning Balance, June 29, 2015 (Inception) - 0 Issuance of Common Stock $0.015 Par Value 15,000,000 225,000 Net Income (Loss) - (121,000) Ending Balance, March 31, 2016 15,000,000 225,000 (121,000) 104,000 The accompanying notes are an integral part of these financial statements. ECO-WASTE POWER, INC. (A DEVELOPMENTAL STAGE COMPANY) STATEMENT OF CASH FLOWS FROM THE PERIOD June 29, 2015 (INCEPTION) TO December 31, 2015 June 29, 2015 (Inception) to December 31, 2015 $ Cash Flows from Operating Activities Net Income (loss) (121,000) Net cash used in operating activities (121,000) Cash Flows from Financing Activities Common Stock issued 225,000 Related Party Loan - Net Cash Flows From Financing Activities 225,000 Net Increase In Cash 225,000 Cash - Beginning - Cash - Ending 104,000 The accompanying notes are an integral part of these financial statements. Note 1. Organization, History and Business Eco-Waste Power, Inc. ("the Company") was incorporated in Arizona on June 29, 2015. We are a private for profit, certified veteran and minority owned organization with the intent to provide services and products for the waste and energy industry. The Company was established for the purpose developing and constructing zero-waste to energy (Z-Wte) facilities to offer waste and energy services. Z-Wte facilities convert municipal solid waste into valuable commodities for use in the production of electricity and/or hydrogen. The facilities will result in zero waste sent to landfill, diverting waste that would normally go to landfill and meet all green mandates and regulations for electricity generation. .. Note 2. Summary of Significant Accounting Policies Revenue Recognition Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract. Accounts Receivable Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable. Allowance for Doubtful Accounts An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. Stock Based Compensation When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant. The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees." Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date. The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and Note 2. Summary of Significant Accounting Policies (continued) warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. Loss per Share The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities. Cash and Cash Equivalents For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less. Concentration of Credit Risk The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit. Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Business segments ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2016. Income Taxes The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. Note 2. Summary of Significant Accounting Policies (continued) The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. Recent Accounting Pronouncements The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable. Note 3. Income Taxes Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows: 6/30/16 U.S statutory rate 34.00% Less valuation allowance -34.00% Effective tax rate 0.00% The significant components of deferred tax assets and liabilities are as follows: 6/30/16 Deferred tax assets Net operating gain/(losses) $ (66,000) Deferred tax liability Net deferred tax assets Less valuation allowance Deferred tax asset - net valuation allowance $ 0 Note 3. Income Taxes (Continued) The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of June 30, 2016. The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 29, 2015 (inception) through June 30, 2016, there were no income taxes, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations. Note 4. Related Party Transactions There have been no related party transactions other than the following related party stock issuances. Related Party Stock Issuances: The following stock issuances were made to officers of the company as compensation for services: On July 8, 2016 the Company issued 7,650,000 of its authorized common stock to Chaise Vidal as consideration for $114,750 On July 8, 2016 the Company issued 7,350,000 of its authorized common stock to Carlos Vidal as consideration for $110,250. Note 5. Stockholders' Equity Common Stock The holders of the Company's common stock are entitled to one vote per share of common stock held. As of June 30, 2016 the Company had 15,000,000 shares issued and outstanding. Note 6. Commitments and Contingencies Commitments: The Company currently has no long term commitments as of our balance sheet date. Contingencies: None as of our balance sheet date. Note 7 - Net Income (Loss) Per Share The following table sets forth the information used to compute basic and diluted net income per share attributable to Eco-Waste Power, Inc. for the period January 1st, 2016 through June 30, 2016 6/30/16 Net Income (Loss) $ (66,000) Weighted-average common shares outstanding basic: Weighted-average common stock 15,000,000 Equivalents Stock options 0 Warrants 0 Convertible Notes 0 Weighted-average common shares 15,000,000 outstanding- Diluted Note 8. Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Note 9. Subsequent Events None/ Note 10. Fiscal year-end ECO-WASTE POWER, INC. Calendar year - 12 consecutive months beginning January 1 and ending December 31. 15. INDEX TO EXHIBITS Exhibit 2a Articles of Incorporation Exhibit 2b Exhibit 1-A 4 Bylaws Sample Note ECO-WASTE POWER, INC. 16. SIGNATURES Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Mesa, State of Arizona on September 22, 2016. Eco-Waste Power, Inc. /s/ Chaise Vidal By: Name: Chaise Vidal Title: Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer) In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated. Signature Title Date September 22, 2016 /s/ Chaise Vidal Chaise Vidal Director and Chief Executive Officer (Principal Executive, Financial and Accounting Officer) 1